                                                                   EXHIBIT 99.3

                         CONSENT TO SERVE AS DIRECTOR

  The undersigned hereby consents to becoming a director of First Alliance Mortgage Company (the "Company") upon consummation of the Company's initial public offering of equity securities in 1996 (the "IPO") and further consents to being named as a future director of the Company in the Company's prospectus and registration statement relating to its IPO.

                                          /s/         GEORGE GIBBS
                                          -------------------------------------
                                                      George Gibbs

Date May 10, 1996